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Exhibit No. 4 - SPECIMEN STOCK CERTIFICATE

           NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
         INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Certificate No.                                               Number of Shares
   --VOID                                                         XXXXXXX

                             SKREEM.COM CORPORATION

                       Total Authorized Capital
                  30,000,000 Shares of Common Stock
                        Par Value $0.01 Each


This Certifies that ----------SPECIMEN-------------- is the registered holder of --------------------VOID-------------------- Shares, fully paid and nonassessable shares of the Common Stock of SKREEM.COM CORPORATION.
transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ----- day of ----------- A.D. 19xx.

/s/----------------------   [Corporate Seal]    /s/-------------------------
Secretary                                       President

Countersigned:

OTC Stock Transfer, Inc.
231 East 2100 South
Salt Lake City, Utah 84115
(801) 485-5555

By:----------------------